Exhibit 10.13
EXPEDIA, INC.
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
(Amendment and Restatement Effective as of January 1, 2009)

Exhibit A — Form of Election

Expedia, Inc. Non-Employee Director Deferred Compensation Plan
(Amended and Restated Effective January I, 2009)
     1. PURPOSE. The purpose of the Expedia, Inc. Non-Employee Director Deferred Compensation Plan (the “Plan”) is to provide non-employee Directors of Expedia, Inc. (or any successor thereto) (the “Company”) with an opportunity to defer certain compensation earned as a Director.
     2. EFFECTIVE DATE. The Plan was originally effective on August 9, 2005. The Company hereby amends and restates the Plan. This amendment and restatement is effective January 1, 2009 (the “Effective Date”) and applies only to Compensation deferred but not paid, as of and after the Effective Date. All Compensation under the Plan earned, vested and paid prior to the Effective Date shall continue to be subject to the terms and conditions of the Plan as in effect prior to the Effective Date as modified in accordance with transition and other applicable guidance promulgated pursuant to Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”).
     3. ELIGIBILITY. Any Director of the Company who is not an employee of the Company or of any subsidiary or affiliate of the Company is eligible to participate in the Plan.
     4. ELECTION TO DEFER COMPENSATION.
     (a) An election to defer Compensation (the “Deferral Election”) in a calendar year (the “Plan Year”) shall be made by a Director before the date specified by the Company in the Form of Election attached hereto as Exhibit A (generally November 1), but in no event later than December 31 of the Plan Year preceding the Plan Year to which the Deferral Election relates. Notwithstanding the foregoing, in a year in which an individual first becomes a Director, the individual may make a Deferral Election during the same Plan Year to which the Deferral Election relates provided that such Deferral Election is made prior to the individual’s beginning service on the Board of Directors, but in any event not later than 30 days after the date the individual becomes eligible to participate in the Plan. Such Deferral Election shall be effective only with respect to Compensation paid for services to be performed after the Deferral Election is made.
     (b) In general, any Deferral Election is effective upon proper and timely delivery and shall remain in effect and be irrevocable as of December 31 with respect to the next subsequent Plan Year.
     (c) A participant may elect to defer receipt of all or a specified portion of the annual retainer fee receivable by such Director for service as a Director of the Company and all meeting attendance fees (which shall include compensation and audit committee meeting attendance fees) receivable by such Director (“Compensation”).
     (d) A participant shall elect to defer Compensation by giving written notice to the Company in the Form of Election attached hereto as Exhibit A. Such notice shall include:
     (i) the percentage or amount Of annual fees to be deferred;
     (ii) an allocation of the deferral between the “Cash Fund” or “Share Units”;
and

     (iii) an election of a lump-sum payment or of a number of annual installments (not to exceed five) for the payment of the deferred Compensation (plus the amounts credited under Section 5). Such lump-sum payment or the first installment payment shall occur on the later of (1) in January of the year following the Plan Year in which the Director’s service to the Company terminates or (2) with respect to each participant who is a Specified Employee, on the first day of the seventh month following the effective date of such termination six months after the termination effective date, and such termination constitutes a “Separation from Service” within the meaning of Treasury Regulation Section 1.409A-1(h).
     (e) A “Specified Employee” shall meat/ a participant who, as of the date of his or her Separation from Service, is a key employee of the Company (or any other entity that is (i) a member of a controlled group of corporations as defined in Code Section 414(b), of which the Company is also a member; or (ii) an unincorporated trade or business that is under common control with the Company as determined in accordance with Code Section 414(c)), the stock of which is publicly traded on an established securities market or otherwise. A participant is a key employee if he or she meets the requirements of Code Section 416(i)(1)(A)(ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the 12-month period ending on a “specified employee identification date.” If a participant is a key employee as of a specified employee identification date, he or she is treated as a Specified Employee for the 12-month period beginning on the related “specified employee effective date.” Unless the Company has designated different dates in accordance with the provisions of Treasury Regulation Sections I.409A-1(i)(3) and (4), the specified employee designation date shall be December 31 of each year, and the specified employee effective date shall be the following April 1.
     5. DEFERRED COMPENSATION ACCOUNT. The Company shall establish a deferred Compensation account (the “Account”) for each participant.
     (a) For amounts deferred to the Cash Fund, the Account will be credited as follows:
     (i) at the time such amount would otherwise be payable, with the amount of any Compensation, receipt of which the participant has elected to defer; and
     (ii) at the end of each calendar.year or terminal portion of a year, with deemed interest, at an annual rate equivalent to the average “Bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release (for years prior to 2009, the weighted average prime or base lending rate of The Chase Manhattan Bank (or any successor thereto)) for the relevant year or portion thereof (the “Interest Equivalents”), upon the average daily balance in the Account during such year or portion thereof.
     (b) For amounts deferred to Share Units, the Account will be credited as follows:
     (i) at the time such amount would otherwise be payable, with the amount of any Compensation, receipt of which the participant has elected to defer. Such amount shall be converted on such date to a number of Share Units (computed to the nearest 1/1000 of a share) equal to the number of shares of common stock of the Company, par value $.0001 per share (“Common Stock”), that theoretically could have been purchased on such date with such amount, using the last sale price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on The

Nasdaq Stock Market’s National Market System (“Nasdaq”), or, if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded; and
     (ii) on each date on which a dividend is paid on the Common Stock, with the number of Share Units (computed to the nearest 1/1000 of a share) that theoretically could have been purchased with the amount of dividends payable on the number of shares equal to the number of Share Units in the participant’s Account immediately prior to the payment of such dividend; the number of additional Share Units shall be calculated as in Section 5(b)(i).
     6. VALUE OF DEFERRED COMPENSATION ACCOUNTS. The value of each participant’s Account on any date shall consist of (a) in the case of the Cash Fund, the sum of the Compensation deferred in accordance with Section 4(c) and the Interest Equivalents credited through such date, and (b) in the case of the Share Units, the market value of the corresponding number of shares of Common Stock on such date, determined using the last sale price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on Nasdaq, or if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded. The Account balances shall be credited with Interest Equivalents or additional Share Units for so long as there is an outstanding balance in the Account. Following the close of each calendar year, a statement shall be sent to each participant as to the balance in the participant’s Account as of the end of such year.
     7. PAYMENT OF DEFERRED COMPENSATION. No payment may be made from a participant’s Account except as follows:
     (a) The balance in a participant’s Account in the Cash Fund shall be paid in cash in the manner elected in accordance with the provisions of Section 4(d). If annual installments are elected, the amount of the first payment shall be a fraction of the balance in the participant’s Account as of December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the balance in the participant’s Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. If there is no method of payment elected, the payment shall be made in a lump sum. Each payment pursuant to this Section 7(a) shall include Interest Equivalents, but only on the amount being paid, from the preceding December 31 to the date of payment.
     (b) The balance in a participant’s Account in Share Units shall be paid in the number of actual shares of Common Stock equal to the whole number of Share Units in the participant’s Account. If annual installments are elected, the whole number of shares of Common Stock in the first payment shall be a fraction of the number of Share Units in the participant’s Account as of December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of installments elected. The whole number of shares of Common Stock in each subsequent payment shall be a fraction of the Share Units in the participant’s Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. If there is no method of payment elected, the payment shall be made in a lump sum.

     (c) Notwithstanding the election of the participant pursuant to Section 4(d), in the event of a participant’s death or termination of service due to Disability (within the meaning of Treasury Regulation Section 1.409A-3(i)(4)), the balance in the participant’s Account (in the case of the Cash Fund including Interest Equivalents in relation to the elapsed portion of the year of death or termination of service) shall bc determined:as of the date of death or termination of service due to Disability, and such balance shall be paid in a single payment in cash in the case of the Cash Fund or in actual shares of Common Stock.in the case of Share Units to the participant or the participant’s estate, as the case may be, in January immediately following the Plan Year in which such date occurs.
     (d) In the event of a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Board of Directors of the Company may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under the Plan, (ii) the maximum limitation set forth in Section 11, and (iii) the number and kind of shares of Common Stock or other securities subject to Share Units. In the event of a stock dividend, stock split, reverse stock split, separation, spin-off, reorganization, extraordinary dividend of cash or other property, share combination, recapitalization or similar event affecting the capital structure of the Company, the Board of Directors of the Company shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under the Plan, (ii) the maximum limitation set forth in Section 11, and (iii) the number and kind of shares of Common Stock or other securities subject to Share Units. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Share Units in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Share Units, as determined by the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Board that the value of a Share Unit shall for this purpose be deemed to equal the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction shall conclusively be deemed valid); and (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares subject to outstanding Common Stock. Any adjustment under this Section 7(d) need not be the same for all participants.
     8. PARTICIPANT’S RIGHTS UNSECURED. The right of a participant to receive any unpaid portion of the participant’s Account, whether in the Cash Fund or Share Units, shall be an unsecured claim against the general assets of the Company.
     9. NONASSIGNABILITY. The right of a participant to receive any unpaid portion of the participant’s Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.
     10. ADMINISTRATION. This Plan shall be administered by the Secretary of the Company, who shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof.

     11. STOCK SUBJECT TO PLAN. The total number of Share Units that may be credited to the Accounts of all eligible Directors, and the total number of shares of Common Stock reserved and available for issuance, under the Plan shall be 100,000.
     12. CONDITIONS UPON ISSUANCE OF COMMON STOCK. Shares of Common Stock shall not be issued pursuant to the Plan unless the issuance and delivery of such shares pursuant hereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated under both acts, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     13. AMENDMENT AND TERMINATION. This Plan may be amended, modified or terminated at any time by the Board of Directors of the Company; provided, however, that no such amendment, modification or termination shall, without the consent of a participant, adversely affect such participant’s rights with respect to amounts theretofore accrued to the participant’s Account.
     14. SECTION 409A. The Company makes no representations or warranties to any participant with respect to any tax, economic or legal consequences of the Plan or any payments to any participant hereunder, including without limitation under Section 409A. However, the Company intends that the Plan and the payments provided hereunder be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-I (b)(4), the involuntary separation pay plan exception described in Treasury Regulation Section 1.409A-I (b)(9)(iii), or otherwise. To the extent Section 409A is applicable to the Plan and the payments provided hereunder, the Company intends that the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any provision in the Plan to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Notwithstanding any provision in the Plan to the contrary, the Company may (but has no obligation to), at any time and without the consent of any participant, modify the terms of the Plan as it determines appropriate to avoid or mitigate the imposition of additional taxes under Section 409A. The Plan shall be deemed to be amended, and any deferrals and payments hereunder shall be deemed to be modified, to the extent permitted by and necessary to comply with Section 409A of the Code and to avoid or mitigate the imposition of additional taxes under Section 409A.
* * *
     IN WITNESS WHEREOF, the Company has caused, the Plan to be executed effective as of January 1, 2009.

EXPEDIA, INC.
By:	/s/ Patricia L. Zuccotti
Its:	SVP, Chief Accounting Officer and Controller

Exhibit A
FORM OF ELECTION
TO THE SECRETARY OF EXPEDIA, INC. (the “Company” or “Expedia”):
     Pursuant to Section 4 of the Expedia Non-Employee Director Deferred Compensation Plan (the “Plan”), the undersigned hereby elects to defer % of all future payments with respect to the annual retainer fees for service on the Board of Directors of the Company and committees thereof in accordance with the terms of the Plan. Of such amount, % shall be deferred to Share Units representing shares of Expedia Common Stock and       % shall be deferred to the Cash Fund.
     The undersigned also hereby elects to defer                     % of all future meeting attendance fees to which the undersigned would otherwise be entitled. With respect to meeting fees that are deferred,                     % shall be deferred to Share Units representing shares of Expedia Common Stock and shall be deferred to the Cash Fund.
     Deferrals pursuant to this election apply only to Director fees earned with respect to [CALENDAR YEAR].
     Except as otherwise provided by the Plan, the Compensation deferred is to be paid to the undersigned in the following manner (check and complete one):
single lump-sum payment in cash or Expedia Common Stock, as the ease may, to be paid generally during the period from January 1 to March 15 of the year following the year in which the undersigned’s service terminates; * or installment payments in (insert number up to five) annual installments, the first annual installment to be paid generally during the period from January 1 to March 15 of the year following the year in which the undersigned’s service terminates, and subsequent annual installment payments to begin on January 15 of the year following the year in which the undersigned’s first payment was made.*

*	No payment will be made to Specified’ Employees (as defined in the Plan) during the six-month period following the termination date.
     It is understood that this election must be submitted to the Secretary of the Company:
•	by November 1 for continuing Directors to begin deferrals for payments otherwise to be received beginning in the next calendar year; or

•	prior to beginning service on the Board of Directors of the Company for new Directors.
     The undersigned hereby acknowledges that this election is subject to the terms of the Plan.

Date:

[NON-EMPLOYEE DIRECTOR]

Received on this day of on
behalf of Expedia, Inc:

[CORPORATE SECRETARY]